                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES

                       Pursuant to Section 12(b) or (g) of
                       the Securities Exchange Act of 1934

                              Dover Elevators, Inc.
             (Exact name of registrant as specified in its charter)


                   Delaware                            13-4013359
        (State or other jurisdiction of             (I.R.S. Employer
        incorporation or organization)             Identification No.)

                280 Park Avenue
              New York, New  York                         10017
   (Address of principal executive offices)            (Zip code)

                                (212) 599-4310
             (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------

                     Securities to be registered pursuant to
                           Section 12(b) of the Act:

             Title of each class             Name of each exchange on which
              to be so registered            each class is to be registered
              -------------------            ------------------------------
    Common Stock, par value $0.01 per share      New York Stock Exchange
        Preferred Stock Purchase Rights          New York Stock Exchange


                     Securities to be registered pursuant to
                           Section 12(g) of the Act:

                                      NONE
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                              DOVER ELEVATORS, INC.
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

      Certain information required to be included herein is incorporated by reference to specifically identified sections of the Information Statement filed as an exhibit hereto, subject to completion, dated July 8, 1998 (the "Information Statement").

Item 1. Business.

      The information required by this item is contained under the sections entitled "Summary," "Introduction," "The Distribution," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and "Consolidated Financial Statements" in the Information Statement and such information is incorporated herein by reference.

Item 2. Financial Information.

      The information required by this item is contained under the sections entitled "Unaudited Pro Forma Financial Information," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Consolidated Financial Statements" in the Information Statement and such information is incorporated herein by reference.

Item 3. Properties.

      The information required by this item is contained under the section entitled "Business" in the Information Statement and such information is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

      The information required by this item is contained under the sections entitled "Management" and "Security Ownership of Certain Beneficial Owners of DEI" in the Information Statement and such information is incorporated herein by reference.

Item 5. Directors and Executive Officers.

      The information required by this item is contained under the sections entitled "Management" and "Liability and Indemnification of Directors and Officers" in the Information Statement and such information is incorporated herein by reference.

Item 6. Executive Compensation.

      The information required by this item is contained under the section entitled "Management" in the Information Statement and such information is incorporated herein by reference.
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Item 7. Certain Relationships and Related Transactions.

      The information required by this item is contained under the sections entitled "Summary," "The Distribution," and "Relationship between Dover and DEI after the Distribution" in the Information Statement and such information is incorporated herein by reference.

Item 8. Legal Proceedings.

      The information required by this item is contained under the section entitled "Business" in the Information Statement and such information is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

      The information required by this item is contained under the section entitled "Summary," "The Distribution", "Management" and "Description of Capital Stock" in the Information Statement and such information is incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

      On July 7, 1998, in connection with its incorporation, the Registrant issued 1,000 shares of its common stock, for a total consideration of $10.00, to Dover Corporation, which is and will be the Registrant's sole stockholder until the Distribution Date as defined and described in the Section entitled "The Distribution" in the Information Statement, and such section is incorporated herein by reference. Subsequent to the Distribution, Dover Corporation will hold no capital stock of the Registrant.

Item 11. Description of Registrant's Securities to be Registered.

      The information required by this item is contained under the section entitled "Description of Capital Stock" and "Certain Antitakeover Effects of Certain Provisions of the Certificate of Incorporation, the Bylaws, Delaware Law and the Rights Agreement" in the Information Statement and such information is incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

      The information required by this item is contained under the section entitled "Liability and Indemnification of Directors and Officers" in the Information Statement and such information is incorporated herein by reference.


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Item 13. Financial Statements and Supplementary Data.

      The information required by this item is contained under the section entitled "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Consolidated Financial Statements" in the Information Statement and such information is incorporated herein by reference.

Item 14. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

      Not applicable.

Item 15. Financial Statements and Exhibits.

      (a)   Financial Statements

      The information required by this item is contained in the "Index to Consolidated Financial Statements" in the Information Statement and such information is incorporated herein by reference.

      (b)   Exhibits

      The following documents are filed as exhibits hereto:

      Exhibit Number                   Description
      --------------                   -----------
      2                   Form of Distribution Agreement*
      3.1                 Certificate of Incorporation
      3.2                 Bylaws*
      4                   Form of Rights Agreement*
      10.1                Form of Tax Sharing Agreement*
      10.2                Form of Intellectual Property Agreement*
      10.3                Form of Employee Matters Agreement*
      10.4                Form of Insurance Arrangements Agreement*
      10.5                Form of Credit Agreement*
      10.6                Form of Change of Control Agreements*
      10.7                1998 Incentive Stock Option and Cash Performance Program*
      10.8                Employee Savings and Investment Plan*
      21                  Subsidiaries of Dover Elevators, Inc.*
      27                  Financial Data Schedule(s) (in EDGAR filing only)
      99                  Information Statement, subject to completion dated July 8, 1998


            * To be filed by amendment.


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
                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    DOVER ELEVATORS, INC.


                                    By:   /s/ Paul A. Nickel
                                          ------------------------------
                                          Paul A. Nickel
                                          Vice President-Finance


Date: July 8, 1998


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                                  EXHIBIT INDEX

      EXHIBIT NUMBER               DESCRIPTION
      --------------               -----------
      2                 Form of Distribution Agreement*
      3.1               Certificate of Incorporation
      3.2               Bylaws*
      4                 Form of Rights Agreement*
      10.1              Form of Tax Sharing Agreement*
      10.2              Form of Intellectual Property Agreement*
      10.3              Form of Employee Matters Agreement*
      10.4              Form of Insurance Arrangements Agreement*
      10.5              Form of Credit Agreement*
      10.6              Form of Change of Control Agreements*
      10.7              1998 Incentive Stock Option and Cash
                              Performance Program*
      10.8              Employee Savings and Investment Plan*
      21                Subsidiaries of Dover Elevators, Inc.*
      27                Financial Data Schedule(s) (in EDGAR filing only)
      99                Information Statement, subject to completion
                              dated July 8, 1998

            * To be filed by amendment.


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